PRIMCO MANAGEMENT INC.
                         ----------------------
700 ROCKAWAY TURNPIKE, Suite 400, LAWRENCE, N.Y 11559. (855) PRIMCO-1.

                  THIS AGREEMENT made as of the 1st day of May 2011 between New Visions Group. (hereinafter collectively referred to as the "Owner"), and Primco Management Inc. having offices at 700 Rockaway Tpke, Suite 400,Lawrence, New York 11559 (hereinafter referred to as the "Agent").


WITNESSETH
----------
                  The parties hereto agree as follows:

hereby accepts appointment, on the terms and conditions hereinafter provided, as managing agent of the apartment buildings located at
    WALNUT VILLAS APTS.
    1027 FLORENCE AVE. VINELAND, NJ 08360

   FIRST:   (hereinafter referred to as the "Building").
   SECOND:   The agent shall perform the following services with due
diligence and care:

   (a) Cause to be hired, paid and supervised, all persons necessary to be employed in order to properly maintain and operate the Building who, in each instance, shall be the Owner's and not the Agent's employees, and cause to be discharged all persons unnecessary or undesirable, except that no person shall be hired or discharged without the prior consent of the Owner.

   (b) Cause the Building to be maintained in such condition as may be deemed advisable by the Owner, including interior and exterior cleaning, and cause repairs and alterations of the Building to be made, including, but not limited to, electrical, plumbing, steam fitting, carpentry, masonry, decorating, and such other incidental alterations or changes therein as may be required by the Owner or by law, subject only to the limitations contained in this agreement. Ordinary repairs or alterations involving an expenditure of Three thousand five hundred ($3500) dollars or more for anyone item shall be made only with the prior approval of the Owner, but emergency repairs, i.e. those immediately necessary for the preservation or safety of the Building or for the safety of tenant, or other persons, or required to avoid the suspension of any necessary service in the Building, may be made by the Agent irrespective of the cost thereof, without the prior approval of the Owner.

   (c) Recommend, and with the approval of the Owner, cause, all such acts and things to be done in or about the Building as shall be necessary or desirable to comply with any and all orders or violations affecting the Building, placed thereon by any federal, state, or municipal authority having jurisdiction thereof, and orders of the New York Board of Fire Underwriters, the New York Fire Insurance Exchange or other similar body, except that if failure to comply promptly with any such order or violation would or might expose the Owner or the Agent to criminal liability, the Agent may cause such order or violation to be complied without consultation with the Owner.

   (d) Enter into contracts for electricity, gas, steam, water treatment, rubbish removal, fuel oil, vermin extermination, and other services or such of them as shall be advisable.

   (e) Purchase all supplies which shall be* necessary to properly maintain and operate the Building, make all such contracts and purchases in the Owner's name and credit to the Owner any discounts or commissions obtained for purchases.

   (f) Advise the Owner with respect to proper insurance coverage of the Building, its employees and tenants; if requested by the Owner, cause to be effected and/or maintained, in such amounts and through such carriers as the Owner shall designate or approve, fire, rent, plate glass, boiler, water damage, liability, directors' and officers' liability, workers' compensation, employer's liability, disability and any other insurance the owner may elect to carry; and to cooperate with any independent insurance broker or consultant that the Owner may designate or approve and engage for the purpose of effecting insurance and protecting its interests with respect thereto.

   (g) Check all bills received for services, work and supplies ordered in connection with maintaining and operating the Building, pay or cause to be paid all such bills, mortgage interest, mortgage amortization, water charges, sewer rent, assessments, real estate taxes and corporate franchise and other taxes assessed against the owner or the Building as and when the same shall become due and payable/

   (h) If requested by the Owner, list and offer for sale, lease or sublease through its own organization and, if the Owner shall deem it advisable, through other brokers, space reserved, acquired or reacquired by the Owner in the Building, including the preparation and execution of lease and sublease documents under the supervision of the Owner's attorneys. All fees must be disclosed to Owner.

   (i) If requested by the Owner, accept applications and references from prospective tenants.

   (j) Schedule the moving in and out of tenants, and, to the extent possible, arrange the dates thereof so that there shall be a minimum of disturbance to the operation of the Building and of inconvenience to other tenants.

   (k) Bill or cause to be billed, tenants for rent charges, other charges, use its best efforts to collect such rent and other charges, and, when and if directed by the Owner, serve notices upon tenants quit and surrender space occupied by them. Also, when directed by the Owner, and on its behalf, cause actions to be brought for rent and other charges which may at any time be or become due to the Owner from any tenant in respect of space in the Building, cause to be instituted summary proceedings to recover possession thereof and, with the consent of the Owner's attorneys, employ and pay special counsel, if necessary, for any such purposes.

   (l) Consider and, when reasonable, attend to complaints of tenants. If the Agent shall deem any such complaint unreasonable, it shall advise the Owner of the complaint and the reason for its opinion that the complaint is unreasonable.

   (m) Cause to be prepared and filed the necessary forms for unemployment insurance, withholding and social security taxes and all other tax and other forms relating to employment of building employees and maintenance and operation of the Building required by any federal, state or municipal authority.

   (n) Render to the Owner, not later than the fifteenth day of each month, regular monthly statements, supported by invoices and disbursement vouchers, with remittance of amounts collected during the previous month less disbursements made on behalf of and for the account of the Owner and less, also, all such amounts as in the judgment of the Owner's accountants it may be necessary or advisable to reserve or withhold to meet obligations due or which will or may become due thereafter and for which current income will not or may not be adequate.

   (o) Cause to be set up and kept in good order reports, records and books, consistent with the normal records and books that are kept by the Agent for its other owners (other than books of account maintained by the Owner's accountants) for the Owner, and maintain orderly files containing rent records, insurance policies, proprietary and other leases and subleases, correspondence, receipted bills and vouchers, and all other documents and papers pertaining to the Building or the operation thereof (all of such documents are hereinafter referred to as the "Documents"). The Documents shall be and shall at all times remain the property of the Owner, and the Agent shall upon request of the Owner make the Documents available to the Owner, the Owner's officers, accountants, attorneys or other representatives and shall deliver the Documents to the Owner or its aforesaid agents on demand from the Owners and within thirty
(30) days of the termination of this agreement.

   (p) Promptly investigate and notify the Owner of any accident of claim for damage which Agent has actual notice of relating to the ownership, operation, management and maintenance of the Building, including any damage or destruction thereto and cooperate with and make such reports as are required by the Owner's insurers in connection therewith.

   (q)   Generally, do all things reasonably deemed necessary or
desirable the Owner for the proper management of the Building
(a)	Prepare a schedule for routine items of Building
maintenance

THIRD:   The Owner authorizes the Agent, for the Owner's account and on its behalf, to perform any act or do anything reasonably necessary or desirable in order to carry out the Agent's agreements contained in Article SECOND hereof, and everything done by the Agent under the provisions of Article SECOND shall be done as agent of the Owner, and all obligations or expenses incurred there under (for which the Agent is not compensated as provided in Article SIXTH hereof) shall be at the expense of the Owner subject to the specific limitations set forth herein.
                  Any payments made by the Agent hereunder shall be made out of such funds as the Agent may from time to time hold for the account of the Owner or as may be provided by the Owner. The Agent shall not be obliged to make any advance to or for the account of the Owner or to pay any amount except out of funds held or provided as aforesaid, nor shall the Agent be obliged to incur any extraordinary liability or obligation unless the Owner shall furnish the Agent with the necessary funds for the discharge thereof.

FOURTH:   All funds collected by the Agent for the account of the Owner will be deposited in a bank or trust company in the City of New York in a special account or accounts of the Owner and will not be co-mingled with other funds of the Agent. Such funds will be used only for Building operations.

FIFTH:   The Agent shall not be liable to the Owner for any loss or damage not caused by the Agent's own misconduct, negligence or failure to comply with its obligations hereunder. The Owner will indemnify the Agent against and hold the Agent harmless from (a) any liability, damages, costs and expenses (including reasonable attorneys' fees) sustained or incurred for injury to any person or property in, about or in connection with the Building, from any cause whatsoever, unless such injury shall be caused by the Agent's own misconduct, negligence or failure to comply with its obligations hereunder, and (b) any liability, damages, penalties, costs and expenses, statutory or otherwise, for all acts properly performed by the Agent pursuant to the instructions of the Owner; provided, in each of the foregoing instances, that the Agent promptly advises the Owner of its receipt of information concerning any such injury and the amount of any such liability, damages, penalties, costs and expenses. The Owner will carry liability insurance (with limits acceptable to the Agent in its reasonable judgment), workers' compensation and employer's liability insurance, will include the Agent as a party insured under the liability policy and will deliver a copy of such liability policy to the Agent or a certificate evidencing the same. The Agent hereby indemnifies the Owner (and all directors and officers of the Owner) and holds Owner and such officers and directors harmless from and against any and all liability, damages, costs and expenses, statutory or otherwise (including reasonable attorneys' fees), sustained or incurred as a result of Agent's misconduct, negligence, wrongdoing or failure to comply with Agent's obligations under this agreement or under law.



SIX:   The Owner shall pay the Agent 5% of whatever is collected as full compensation for services rendered hereunder. Out-of-pocket expenses incurred at the request of Owner, including the cost of postage and photocopying for mass mailings to all shareholders made at the request of Owner.

SEVENTH:   The selection of a Property Manager assigned to the Building shall be subject to the approval of Owner, which approval shall not be unreasonably withheld. The Property Manager assigned to manage the building shall be an employee of the Agent. Agent shall pay the salary of such Property Manager. Agent shall abide by the highest standards of ethics in the performance of its obligations hereunder. The term of the contract shall be for 5 (FIVE) years with automatic renewal, termination shall be with 30 Day written notice.

EIGHTH:   This agreement shall be governed by, and interpreted in
accordance with, the laws of the State of New York.

NINTH:   All prior understandings and agreements between the parties relative hereto are superseded by this agreement, which is the entire and only agreement between the parties as to the subject matter hereof. This agreement cannot be altered, modified, amended, changed or canceled or any provisions waived or abrogated, except by a writing executed by both of the parties, and except further this agreement may be canceled or terminated in the manner provided elsewhere herein.

TENTH:   All notices desired or required to be given by the parties hereunder shall be deemed to have been properly given and shall be effective when sent by U.S. registered or certified mail, return receipt requested, or by overnight delivery or by hand delivery, addressed to the party at the address set forth above. Either party may give the other party notice of a substitute address for service.


IN WITNESS WHEREOF, the parties hereto have executed this agreement the day and year first above written.

Agent:
PRIMCO MANAGEMENT INC.

By: /s/Alexander Spira
    -------------------------
    Alexander Spira
    Treasurer

Owner:
New Visions Group

By: /s/Murray Friedman
    -------------------------
    Murray Friedman
    President